                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                           TERM LOAN CREDIT AGREEMENT

                            Dated as of April 7, 2003

                                      among

                              UNIVERSAL CORPORATION
                                   as Borrower

                            THE DOMESTIC SUBSIDIARIES
                                 OF THE BORROWER
                        FROM TIME TO TIME PARTIES HERETO,
                                  as Guarantors

                            THE LENDERS NAMED HEREIN

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

                            AGFIRST FARM CREDIT BANK,

                                 SUNTRUST BANK,
                                       and

                               ABN AMRO BANK N.V.
                              as Syndication Agents

                          ING BANK N.V., LONDON BRANCH
                                       and

                       DEUTSCHE BANK AG, AMSTERDAM BRANCH
                             as Documentation Agents

                                  Arranged By:

                           WACHOVIA SECURITIES, INC.,
                   as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

SECTION 1 DEFINITIONS............................................................................1
         1.1    Definitions......................................................................1
         1.2    Computation of Time Periods and Dollar Equivalents..............................18
         1.3    Accounting Terms................................................................18

SECTION 2 CREDIT FACILITIES.....................................................................18
         2.1    [Intentionally Omitted.]........................................................18
         2.2    [Intentionally Omitted.]........................................................18
         2.3    Term Loan Facility..............................................................18

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES........................................20
         3.1    Default Rate....................................................................20
         3.2    Extension and Conversion........................................................20
         3.3    Prepayments.....................................................................21
         3.4    [Intentionally Omitted.]........................................................22
         3.5    Administrative Agent's Fees.....................................................22
         3.6    LIBOR Reserve Compensation......................................................22
         3.7    Capital Adequacy................................................................22
         3.8    Unavailability..................................................................23
         3.9    Illegality......................................................................23
         3.10   Requirements of Law.............................................................24
         3.11   Inability To Determine Interest Rate............................................25
         3.12   Replacement of Lenders..........................................................25
         3.13   Taxes...........................................................................26
         3.14   Indemnity.......................................................................28
         3.15   Pro Rata Treatment..............................................................28
         3.16   Sharing of Payments.............................................................29
         3.17   Payments, Computations, Etc.....................................................30
         3.18   Obligation of Lenders to Mitigate...............................................32
         3.19   Evidence of Debt................................................................32

SECTION 4 CONDITIONS............................................................................33
         4.1    Conditions to Closing...........................................................33
         4.2    Conditions to the Loan..........................................................35

SECTION 5 REPRESENTATIONS AND WARRANTIES........................................................36
         5.1    Financial Condition.............................................................36
         5.2    Organization; Existence.........................................................37
         5.3    Power; Authorization; Enforceable Obligations...................................37
         5.4    Conflict........................................................................37
         5.5    No Material Litigation..........................................................37
         5.6    No Default......................................................................38
         5.7    Taxes...........................................................................38
         5.8    ERISA...........................................................................38

                                                                  EXECUTION COPY

         5.9    Governmental Regulations, Etc...................................................39
         5.10   Subsidiaries....................................................................40
         5.11   Purpose of Term Loan............................................................40
         5.12   Compliance with Laws; Contractual Obligations...................................40
         5.13   Accuracy and Completeness of Information........................................40
         5.14   Environmental Matters...........................................................41

SECTION 6 AFFIRMATIVE COVENANTS.................................................................42
         6.1    Financial Statements............................................................42
         6.2    Certificates; Other Information.................................................43
         6.3    Notices.........................................................................44
         6.4    Maintenance of Existence and Compliance with Law................................45
         6.5    Maintenance of Property; Insurance..............................................45
         6.6    Inspection of Property; Books and Records; Discussions..........................45
         6.7    Financial Covenants.............................................................46
         6.8    Use of Proceeds.................................................................46
         6.9    Additional Subsidiary Guarantors................................................46
         6.10   Payment of Obligations..........................................................46

SECTION 7 NEGATIVE COVENANTS....................................................................47
         7.1    [Intentionally Omitted.]........................................................47
         7.2    Liens...........................................................................47
         7.3    Consolidation, Merger, Sale, or Purchase of Assets, Capital Expenditures, etc...47
         7.4    Sale Leasebacks.................................................................47
         7.5    Sale of Significant Subsidiaries................................................48
         7.6    Transactions with Affiliates....................................................48
         7.7    Investments.....................................................................48

SECTION 8 EVENTS OF DEFAULT.....................................................................49
         8.1    Events of Default...............................................................49
         8.2    Acceleration; Remedies..........................................................52

SECTION 9 AGENCY PROVISIONS.....................................................................53
         9.1    Appointment.....................................................................53
         9.2    Delegation of Duties............................................................53
         9.3    Exculpatory Provisions..........................................................53
         9.4    Reliance on Communications......................................................54
         9.5    Notice of Default...............................................................54
         9.6    Non-Reliance on Administrative Agent and Other Lenders..........................55
         9.7    Indemnification.................................................................55
         9.8    Administrative Agent in its Individual Capacity.................................56
         9.9    Successor Administrative Agent..................................................56

SECTION 10 MISCELLANEOUS........................................................................56
         10.1   Notices.........................................................................56
         10.2   Right of Set-Off................................................................58

                                                                  EXECUTION COPY

         10.3   Benefit of Agreement............................................................58
         10.4   No Waiver; Remedies Cumulative..................................................60
         10.5   Payment of Expenses, etc........................................................61
         10.6   Amendments, Waivers, and Consents...............................................61
         10.7   Counterparts....................................................................63
         10.8   Headings........................................................................63
         10.9   Survival........................................................................63
         10.10  Governing Law; Submission to Jurisdiction; Venue................................63
         10.11  Severability....................................................................64
         10.12  Entirety........................................................................64
         10.13  Binding Effect; Termination.....................................................64
         10.14  Judgment Currency...............................................................64

SECTION 11 GUARANTY ............................................................................65
         11.1   The Guaranty....................................................................65
         11.2   Bankruptcy......................................................................66
         11.3   Nature of Liability.............................................................66
         11.4   Independent Obligation..........................................................66
         11.5   Authorization...................................................................67
         11.6   Reliance........................................................................67
         11.7   Waiver..........................................................................67
         11.8   Limitation on Enforcement.......................................................68
         11.9   Confirmation of Payment.........................................................68

                                                                  EXECUTION COPY

                                    SCHEDULES

Schedule 1.1(a)       Form of Account Designation Letter
Schedule 1.1(b)       Form of Joinder Agreement
Schedule 2.3(a)       Schedule of Lenders and Commitments
Schedule 2.3(d)       Form of Term Note
Schedule 3.2          Form of Notice of Extension/Conversion
Schedule 3.17(b)      Place of Payments
Schedule 4.1(e)(v)    Secretary's Certificate
Schedule 5.5          Description of Legal Proceedings
Schedule 5.7          Tax Litigation
Schedule 5.10         Subsidiaries
Schedule 5.14         Environmental Matters
Schedule 6.2(b)       Form of Officer's Compliance Certificate
Schedule 10.3(b)      Form of Assignment and Acceptance

                                                                  EXECUTION COPY

                           TERM LOAN CREDIT AGREEMENT

     THIS TERM LOAN CREDIT AGREEMENT dated as of April 7, 2003 (the "Credit Agreement"), is by and among UNIVERSAL CORPORATION, a Virginia corporation (the "Borrower"), each of those Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto and such other Subsidiaries of the Borrower as may from time to time become party hereto (collectively, the "Guarantors"), the lenders named herein and such other lenders as may become a party hereto (the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the "Administrative Agent").

                               W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Lenders provide a $125.0 million term loan credit facility for the purposes hereinafter set forth;

     WHEREAS, the Lenders have agreed to make the requested term loan credit facility available to the Borrower on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                                   DEFINITIONS

     1.1  Definitions.

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

          "Account Designation Letter" shall mean the Notice of Account Designation Letter, dated the Effective Date, from the Borrower to the Administrative Agent in substantially the form attached hereto as Schedule 1.1(a).

          "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

          "Administrative Agent's Fees" shall have the meaning assigned to such term in Section 3.5(c).

          "Administrative Agent's Fee Letter" means that certain letter agreement, dated as of February 14, 2003, between the Administrative Agent and the Borrower, as amended, modified, supplemented, or replaced from time to time.

          "Affected Lender" means such term as defined in Section 3.9(a).

                                                                  EXECUTION COPY

          "Affiliate" shall mean as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agency Services Address" means the notice address for the Administrative Agent set forth in Section 10.1 or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

          "Applicable Percentage" means for any day, the rate per annum set forth below opposite the applicable rating for the Borrower's senior unsecured (non-credit enhanced) long-term debt then in effect, it being understood that the Applicable Percentage for (i) a Base Rate Loan shall be the percentage set forth under the column "Base Rate Margin" and (ii) a LIBOR Loan shall be the percentage set forth under the column "LIBOR Margin":

     Pricing    Rating (S&P/   Base Rate   LIBOR
      Level       Moody's)      Margin     Margin
     --------------------------------------------
         I     BBB+/Baa1 and
                   higher        0.000%     1.200%
     --------------------------------------------
        II       BBB/Baa2        0.250%     1.500%
     --------------------------------------------
       III       BBB-/Baa3       0.750%     2.000%
     --------------------------------------------
        IV       Lower than
                  BBB-/Baa3      1.250%     2.500%
     --------------------------------------------

     The numerical classification set forth under the column "Pricing Level" (each a "Pricing Level") shall be established based on the better of ratings by S&P and Moody's for the Borrower's senior unsecured (non-credit enhanced) long-term debt; provided that (i) in the event such ratings are not more than one (1) Pricing Level apart, the Applicable Percentage shall be set at the Pricing Level corresponding to the higher of the ratings and
     (ii) in the event such ratings are more than one (1) Pricing Level apart, the Applicable Percentage shall be set at the Pricing Level immediately above the lower of the ratings by S&P and Moody's. The Applicable Percentage shall be determined and adjusted quarterly on the date five (5) Business Days after the end of each calendar quarter (each a "Rate Determination Date") based on the debt rating in effect on the last day of the preceding calendar quarter and shall be effective until the next Rate Determination Date; provided, that the Applicable Percentage shall be set at interest rates no lower than those set forth in Pricing Level I until the first Rate Determination Date to occur after the end of the first two full fiscal quarters following the Effective Date. Adjustments in the Applicable Percentage shall be effective as to the Loan from the date of adjustment. The Administrative Agent shall promptly notify the Lenders of changes in the Applicable Percentage.

                                                                  EXECUTION COPY

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded, or replaced from time to time.

          "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall (A) enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or (B) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such Person or for any substantial part of its Property, or (C) order the winding up or liquidation of its affairs; (ii) there shall be commenced against such Person (A) an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or (B) any case, proceeding, or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such Person or for any substantial part of its Property, or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding, or other action shall remain undismissed, undischarged, or unbonded for a period of sixty (60) consecutive days; or (iii) (A) such Person shall (w) commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, (x) consent to the entry of an order for relief in an involuntary case under any such law,
     (y) consent to the appointment or taking possession, by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such Person or any substantial part of its Property, or (z) make any general assignment for the benefit of creditors, or (B) the board of directors of such Person shall authorize such Person to take any of the actions set forth in subsection (A); or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

          "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have reasonably determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

          "Borrower" means Universal Corporation, a Virginia corporation, as referenced in the opening paragraph, its successors, and permitted assigns.

                                                                  EXECUTION COPY

          "Business Day" means any day, other than a Saturday, Sunday, or legal holiday, on which commercial banks are open for business in Charlotte, North Carolina, Richmond, Virginia, New York, New York, and London, England.

          "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal, or mixed) by that Person as lessee that, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means (i) in the case of a corporation, capital stock,
     (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

          "Change of Control" shall mean (a) any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower, or (b) during any period of up to 18 consecutive months, commencing after the Effective Date, individuals who at the beginning of such 18 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make its portion of the Term Loan in a principal amount equal to such Lender's Commitment Percentage of the Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the Effective Date, the principal amount outstanding on the Term Loan).

          "Commitment Percentage" means, with respect to any Lender, the percentage identified as its Commitment Percentage on Schedule 2.3(a), as such percentage may be

                                                                  EXECUTION COPY

     modified in connection with any assignment made in accordance with the provisions of Section 10.3.

          "Commitment Period" means the period from and including the Effective Date to but not including the earlier of (i) the Termination Date, or (ii) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

          "Committed Amount" shall have the meaning set forth in Section 2.3(a).

          "Committed Inventory" means tobacco inventories for which the Borrower has received a Confirmed Order.

          "Confirmed Order" means an order by a customer not an Affiliate of the Borrower that has been accepted in the ordinary course of business by representatives of the Borrower or an Affiliate of the Borrower and recorded on the inventory records of such Affiliate or the Borrower.

          "Consolidated Accumulated Other Comprehensive Income" means, for the Consolidated Group, at any time, the accumulated change in shareholders' equity of the Borrower caused by the recognition of other comprehensive income as defined in accordance with GAAP applied on a consistent basis.

          "Consolidated Average Cash on Hand" means the quotient obtained by dividing (i) the sum of the total cash on hand of the Consolidated Group as of the end of the preceding four fiscal quarters by (ii) four (4).

          "Consolidated Average Total Indebtedness" means the quotient obtained by dividing (i) the sum of the total Indebtedness (excluding the aggregate undrawn amount of all standby letters of credit and bankers' acceptances) of the Consolidated Group as of the end of the preceding four fiscal quarters by (ii) four (4).

          "Consolidated EBITDA" means, for any fiscal period of the Borrower, the sum of (i) Consolidated Net Income for such period, plus (ii) the aggregate amount of the depreciation expense and amortization expense for such period to the extent deducted in determining Consolidated Net Income, plus (iii) the income tax expense for such period deducted in determining Consolidated Net Income, plus (iv) the interest expense for such period (including, without limitation, the interest component of payments under Capital Leases) deducted in determining Consolidated Net Income, minus (v) any extraordinary items of gain included in Consolidated Net Income for such period, in each case determined for the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Funded Debt" means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

                                                                  EXECUTION COPY

          "Consolidated Group" means the Borrower and its consolidated subsidiaries as determined in accordance with GAAP.

          "Consolidated Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt to Consolidated Total Capitalization.

          "Consolidated Net Income" means for any period for the Consolidated Group, net income on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Tangible Net Worth" means, for the Consolidated Group at any time, Consolidated Total Tangible Assets minus Consolidated Total Liabilities plus the Consolidated Accumulated Other Comprehensive Income that results in a reduction to shareholders' equity, if any, and minus the Consolidated Accumulated Other Comprehensive Income that results in an increase to shareholders' equity, if any, as determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

          "Consolidated Total Capitalization" means, for the Consolidated Group at any time, the sum of Consolidated Funded Debt plus consolidated shareholders' equity, as determined in accordance with GAAP applied on a consistent basis, excluding the effect of Consolidated Accumulated Other Comprehensive Income.

          "Consolidated Total Liabilities" means for the Consolidated Group at any time, total liabilities determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

          "Consolidated Total Tangible Assets" means, for the Consolidated Group at any time, consolidated total assets minus (i) goodwill and (ii) other items properly classified as "intangible assets", in each case as determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

          "Consolidated Working Capital" means, for the Consolidated Group at any time, consolidated current assets minus consolidated current liabilities, in each case as determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

          "Credit Documents" means a collective reference to this Credit Agreement, the Notes, any Joinder Agreement, the Administrative Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

          "Credit Party" means any of the Borrower or the Guarantors.

                                                                  EXECUTION COPY

          "Customer Advances and Deposits" means funds received by the Borrower from customers that are recorded as "Customer Advances and Deposits" on the Borrower's financial statements.

          "Default" means any event, act, or condition that with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" means, at any time, any Lender that, at such time,
     (i) has failed to make a Loan required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

          "Determination Date" means with respect to any Loan:

          (a) in connection with the origination of any new Loan advance, the Business Day that is the earliest of the date such credit is extended, or the date the rate is set, as applicable;

          (b) in connection with any extension or conversion or continuation of an existing Loan, the last Business Day of each month or the Business Day that is the earlier of the date such advance is extended, converted, or continued, or the date the rate is set, as applicable, in connection with any extension, conversion, or continuation; in addition to the foregoing, such additional dates not more frequently than once a month as may be determined by the Administrative Agent.

          "Dollar Amount" means with respect to Dollars or an amount denominated in Dollars, such amount.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Effective Date" means the date hereof.

          "Environmental Laws" shall mean any and all applicable foreign, federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements, or any Governmental Authority, or other Requirement of Law (including common law) regulating, relating to, or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                                                                  EXECUTION COPY

          "ERISA Affiliate" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group that includes the Borrower and that is treated as a single employer under Sections 414(b) or (c) of the Code.

          "ERISA Event" means (i) with respect to any Single Employer Plan or Multiple Employer Plan, the occurrence of a Reportable Event; (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate from a Multiemployer Plan or the receipt by the Borrower, any Subsidiary, or any ERISA Affiliate that a Multiemployer Plan is in reorganization; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

          "Event of Default" means such term as defined in Section 8.1.

          "Existing Credit Agreements" means (a) that certain Two-Year Credit Agreement dated as of April 11, 2002 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein, and Wachovia Bank, National Association, as Administrative Agent, as amended, and (b) that certain 364-Day Credit Agreement dated as of April 11, 2002 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein, and Wachovia Bank, National Association, as Administrative Agent, as amended.

          "Fees" means all fees payable pursuant to Section 3.5.

          "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent.

                                                                  EXECUTION COPY

          "Funding Date" means April 10, 2003.

          "Funded Debt" means, with respect to any Person, without duplication,
     (i) all Indebtedness of such Person for borrowed money having a maturity at the time of determination of more than one (1) year or that is renewable or extendible at the option of the Borrower for a period of more than one (1) year from the date of determination, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, or upon which interest payments are customarily made having a maturity at the time of determination of more than one (1) year or that is renewable or extendible at the option of the Borrower for a period of more than one (1) year from the date of determination, (iii) all purchase money Indebtedness (including for purposes hereof, indebtedness and obligations described in clauses (iii) and (iv) of the definition of "Indebtedness") of such Person, having a maturity at the time of determination of more than one (1) year or that is renewable or extendible at the option of the Borrower for a period of more than one (1) year from the date of determination, including without limitation the principal portion of all obligations of such Person under Capital Leases having a maturity at the time of determination of more than one (1) year or that is renewable or extendible at the option of the Borrower, (iv) all Support Obligations of such Person with respect to Funded Debt of another Person, (v) the attributed principal amount outstanding under any securitization transaction with a maturity at the time of determination of more than one (1) year, and (vi) the principal balance outstanding under any synthetic lease or tax retention operating lease with a maturity at the time of determination of more than one (1) year to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes, but is classified as an operating lease in accordance with GAAP. The Funded Debt of such Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent there is recourse to such Person for the payment of such Funded Debt.

          "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section
     1.3 hereof.

          "Governmental Authority" means any Federal, state, local, or foreign court or governmental agency, authority, instrumentality, or regulatory body.

          "Guarantors" shall mean (a) any of the Material Domestic Subsidiaries identified as a "Guarantor" on the signature pages hereto and (b) any Person that executes a Joinder Agreement, together with their successors and permitted assigns.

          "Guaranty" means the guaranty of the Guarantors set forth in Section
     11.

          "Hedging Agreements" means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement, or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity

                                                                  EXECUTION COPY

     purchase or option agreements, or other interest or exchange rate or commodity price hedging agreements.

          "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within one (1) year of the incurrence thereof) that would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent, or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that for purposes hereof the amount of such Indebtedness shall be limited to the greater of (A) the amount of such Indebtedness as to which there is recourse to such Person and (B) the fair market value of the property that is subject to the Lien, (vii) all Support Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) the maximum outstanding amount of all standby letters of credit (excluding performance standby letters of credit) issued or bankers' acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (x) the outstanding attributed principal amount under any securitization transaction, and (xi) the principal balance outstanding under any synthetic lease or tax retention operating lease to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; excluding, for all purposes hereof, all contingent liabilities from pre-export financing in Brazil and post-export financing in Zimbabwe, each in an aggregate outstanding principal amount consistent with past practices of the Borrower. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

          "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each March, June, September, and December, the date of repayment of principal of such Loan, and the Termination Date and (ii) as to any LIBOR Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than three (3) months, then also on the date three (3) months from the beginning of the Interest Period, and each three (3) months thereafter. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of a LIBOR Loan where the next

                                                                  EXECUTION COPY

     succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

          "Interest Period" means, as to any LIBOR Loan, a period of one, two, three, or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions, and renewals); provided, however, (A) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of a LIBOR Loan where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of a LIBOR Loan, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

          "Investment" means all investments, in cash or by delivery of property made, directly or indirectly in or to any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness, or other obligations or securities or by loan advance, capital contribution, or otherwise.

          "Joinder Agreement" means a Joinder Agreement in substantially the form of Schedule 1.1(b), executed and delivered by each Person required to become a Guarantor in accordance with the provisions of Section 6.9.

          "Lead Arranger" means Wachovia Securities, Inc. in its capacity as sole lead arranger under this Credit Agreement.

          "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and their successors and assigns.

          "LIBOR Loan" means any Loan bearing interest at a rate determined by reference to the LIBOR Rate.

          "LIBOR Rate" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor or equivalent page) as the London interbank offered rate for deposits in Dollars, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one (1) rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                                                                  EXECUTION COPY

          "LIBOR Reserve Percentage" means for any day, that percentage (expressed as a decimal) that is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or other applicable authority or any successor thereof), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of a LIBOR Loan is determined), whether or not a Lender has any eurocurrency liabilities subject to such reserve requirement at that time. A LIBOR Loan shall be deemed to constitute eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions, or offsets that may be available from time to time to a Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority, or charge of any kind (including any conditional sale or other title retention agreement, any financing or similar statement, or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans" means the Term Loan.

          "Material Adverse Effect" means an event or condition that has resulted (A) in the provision of a loss contingency in the consolidated financial statements of the Borrower and the notes thereto, (B) in a reduction in the shareholders' equity determined on a consolidated basis for the Borrower, or (C) in both such a provision under (A) and a reduction under (B); provided, however, that, without duplication, such a provision, reduction, or provision and reduction, net of appropriate taxes, shall be equal to or greater than twenty percent (20%) of the total shareholders' equity as shown in the most recent annual financial statements for the Borrower on a consolidated basis in order to constitute a "Material Adverse Effect".

          "Material Domestic Subsidiary" means any domestic Subsidiary that owns unencumbered operating assets as of the Effective Date or as of the end of the most recent fiscal year thereafter in excess of ten percent (10%) of the Consolidated Total Tangible Assets. In making the foregoing determination, the percentage ownership interest in a Subsidiary held by the Borrower or any of its Subsidiaries shall be applied to the value of unencumbered operating assets held by such Subsidiary and the resulting value shall be used to determine the percentage of the Consolidated Total Tangible Assets held by such Subsidiary.

          "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or

                                                                  EXECUTION COPY

     toxic substances, materials, or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan that the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate and at least one (1) employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

          "Non-Excluded Taxes" means such term as is defined in Section 3.13.

          "Note" or "Notes" means any Term Note or Term Notes, as appropriate.

          "Notice of Extension or Conversion" means the written notice of extension or conversion in substantially the form of Schedule 3.2, as required by Section 3.2.

          "Participation Interest" means the purchase by a Lender of a participation in the Loan as provided in Section 3.16.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          "Permitted Liens" means:

               (1) Liens existing on the Effective Date and securing indebtedness outstanding on the Effective Date;

               (2) Liens securing indebtedness owing by any Subsidiary to the Borrower, any other Credit Party, or a Significant Subsidiary;

               (3) Liens on assets of any Person existing at the time such Person becomes a Subsidiary;

               (4) Liens on assets existing at the time of acquisition thereof; provided such Lien shall not extend to any other property of the Borrower, any other Credit Party, or a Significant Subsidiary;

               (5) Liens to secure indebtedness incurred or guaranteed by the Borrower or a Subsidiary to finance the purchase price of land, buildings or equipment, or improvements to or construction of land, buildings, or equipment, which indebtedness is incurred or guaranteed prior to, at the time of, or within 180

                                                                  EXECUTION COPY

          days after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided that such Lien shall extend only to the asset to be acquired or improved with such financing;

               (6) Liens on any assets of a Person existing at the time such Person is merged into or consolidated with a Credit Party or a Significant Subsidiary; provided such Lien shall not extend to any other property of any Credit Party or a Significant Subsidiary;

               (7) Liens on any assets in favor of the United States of America or any State thereof, or in favor of any other country, or political subdivision thereof and created to secure (a) payments pursuant to any contract or statute; or (b) any indebtedness incurred or guaranteed by a Credit Party or any Significant Subsidiary to finance the purchase price (or in the case of real property, the cost of construction) of the assets subject to any such Lien (including, but not limited to, Liens incurred in connection with pollution control, industrial revenue, or similar finances);

               (8) any extension, renewal, or replacement (or successive extensions, renewals, or replacements) in whole or in part, of any Lien referred to in the foregoing paragraphs (1) to (7), inclusive;

               (9) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics, suppliers, carriers, landlords, and other like Persons;

               (10) Liens incurred or deposits made in the ordinary course of business (a) in connection with worker's compensation, unemployment insurance, social security, and other like laws, or (b) to secure the performance of letters of credit, bids, sales contracts, leases, statutory obligations, surety, appeal and performance bonds, and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances, or the payment of the deferred purchase price of property;

               (11) attachment, judgment, and other similar Liens arising in connection with court proceedings, provided that execution and other enforcement of such Liens are effectively stayed and all claims that the Liens secure are being actively contested in good faith and by appropriate proceedings;

               (12) Liens arising in the ordinary course of the business or incidental to the conduct of such business or the ownership of the assets of a Credit Party or any Significant Subsidiary which Liens arise out of transactions involving the sale or purchase of goods or services and that do not, in the opinion of the Borrower, materially impair the use of such assets in the operations of the business of the Credit Parties or such Significant Subsidiary;

                                                                  EXECUTION COPY

               (13) Liens arising out of sale and lease-back transactions not prohibited by Section 7.4; and

               (14) Liens other than those described in clause (1) through (13) above provided the sum of (a) the aggregate principal amount secured thereby at any time outstanding and (b) the aggregate amount of sale and lease-back transactions, measured as provided in Section 7.4 and consummated after December 31, 2002, does not exceed Fifty Million Dollars ($50,000,000).

          "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) that is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Wachovia in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by Wachovia to any debtor).

          "Property" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

          "Proposed Lender" means such term as defined in Section 3.12.

          "Register" shall have the meaning given such term in Section 10.3(c).

          "Regulation T, U, or X" means Regulation T, U, or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

          "Requesting Lender" shall have the meaning assigned to such term in
     Section 3.12.

                                                                  EXECUTION COPY

          "Required Lenders" means, at any time, Lenders having more than fifty percent (50%) of the Commitments, or if the Commitments have been terminated, Lenders having more than fifty percent (50%) of the aggregate principal Dollar Amount (determined as of the most recent Determination
     Date) of the Loan outstanding (taking into account in each case Participation Interests or obligation to participate therein); provided that the Commitments of, and outstanding principal Dollar Amount (determined as of the most recent Determination Date) of the Loan (taking into account Participation Interests therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

          "Responsible Officer" means any of the Chief Financial Officer, the Controller, any Vice President, and the Treasurer.

          "Revolving Administrative Agent" means the Administrative Agent and referred to and defined in the Revolving Credit Agreement.

          "Revolving Credit Agreement" means that certain agreement, dated as of the date hereof, by and among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and the Administrative Agent.

          "Revolving Credit Documents" means the Credit Documents as referred to and defined in the Revolving Credit Agreement.

          "Revolving Lenders" means the Lenders as referred to and defined in the Revolving Credit Agreement.

          "Revolving Loans" means the Loans as referred to and defined in the Revolving Credit Agreement.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Significant Subsidiary" means each corporation organized under the laws of the United States of America or Brazil, or any political subdivision of either, that is now or hereafter becomes a consolidated Subsidiary and any other consolidated Subsidiary that (i) as of the end of any of the three (3) then most recently ended fiscal years of the Company owns assets determined on a consolidated basis for such Subsidiary and its Subsidiaries constituting more than 10% of the total assets of the Consolidated Group taken as a whole determined on a consolidated basis as of the end of the same fiscal year

                                                                  EXECUTION COPY

     and (ii) has during any of the three (3) then most recently ended fiscal years of the Borrower, net income determined on a consolidated basis for such Subsidiary and its Subsidiaries in excess of 10% of the net income of the Consolidated Group taken as a whole determined on a consolidated basis for the same fiscal year.

          "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan or a Multiple Employer Plan.

          "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company, or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors or other managers of such corporation, partnership, limited liability company, or other entity (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time owned by such Person directly or indirectly through Subsidiaries. Unless otherwise identified, "Subsidiary" or "Subsidiaries" shall mean Subsidiaries of the Borrower.

          "Support Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency, or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters, or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities, or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

          "Term Loan" shall have the meaning assigned to such term in Section 2.3(a).

          "Term Note" or "Term Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the portion of the Term Loan provided pursuant to section 2.3(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed, or replaced from time to time.

          "Termination Date" means, as to each Lender, the third year anniversary of the Effective Date, or if extended with the written consent of such Lender, such later date as to which the Termination Date may be extended.

                                                                  EXECUTION COPY

          "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Wachovia" means Wachovia Bank, National Association and its successors.

     1.2  Computation of Time Periods and Dollar Equivalents.

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3  Accounting Terms.

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 6.1 hereof, consistent with the annual audited financial statements referenced in Section 5.1(i) hereof); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within thirty (30) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                    SECTION 2
                                CREDIT FACILITIES

     2.1  [Intentionally Omitted.]

     2.2  [Intentionally Omitted.]

     2.3  Term Loan Facility.

     (a) Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower on the Funding Date such Lender's Commitment Percentage of a term loan in

                                                                  EXECUTION COPY

Dollars (the "Term Loan") in the aggregate principal amount of ONE HUNDRED TWENTY FIVE MILLION DOLLARS ($125,000,000) (the "Committed Amount") for the purposes hereinafter set forth. At any given time the Term Loan may be either a Base Rate Loan or a LIBOR Loan as the Borrower may request.

          (b) Repayment of Term Loan. Subject to Section 2.3 (c), the principal amount of the Term Loan shall be repaid in twelve (12) consecutive 90 day installments as follows, unless accelerated sooner pursuant to Section 7.2:

     =======================================================
     Principal Amortization           Term Loan
         Payment Dates        Principal Amortization Payment
     -------------------------------------------------------
          July 9, 2003                  $ 3,125,000
     -------------------------------------------------------
         October 7, 2003                $ 3,125,000
     -------------------------------------------------------
         January 5, 2004                $ 3,125,000
     -------------------------------------------------------
          April 5, 2004                 $ 3,125,000
     -------------------------------------------------------
          July 5, 2004                  $ 3,125,000
     -------------------------------------------------------
         October 4, 2004                $ 3,125,000
     -------------------------------------------------------
         January 3, 2005                $ 3,125,000
     -------------------------------------------------------
          April 4, 2005                 $ 3,125,000
     -------------------------------------------------------
          July 4, 2005                  $ 3,125,000
     -------------------------------------------------------
         October 3, 2005                $ 3,125,000
     -------------------------------------------------------
         January 2, 2006                $46,875,000
     -------------------------------------------------------
        Termination Date                $46,875,000
     -------------------------------------------------------

          (c) The amounts set forth in the table above shall be reduced by any prepayment made pursuant to Section 3.3(a) on a pro rata basis.

          (d) Interest on the Term Loan. Subject to the provisions of Section 3.1, the Term Loan shall bear interest as follows:

               (i) Base Rate Loan. During such periods as the Term Loan shall be a Base Rate Loan, such Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Base Rate plus the Applicable Percentage; and

               (ii) LIBOR Loan. During such periods as the Term Loan shall be a LIBOR Loan, such LIBOR Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

                                                                  EXECUTION COPY

          Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

          (e) Term Notes. Upon the request of any Lender, such Lender's Commitment Percentage of the Committed Amount shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.3(d).

          (f) Maximum Number of LIBOR Loans. The Borrower will be limited to a maximum number of one (1) LIBOR Loan outstanding at any time. For purposes hereof, LIBOR Loans with separate or different Interest Periods will be considered as separate LIBOR Loans even if their Interest Periods expire on the same date.

                                    SECTION 3
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

     3.1  Default Rate.

     Upon the occurrence, and during the continuance, of an Event of Default, any overdue principal of and, to the extent permitted by law, overdue interest on the Loan and any other amounts then due and owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the Base Rate plus the Applicable Percentage that would otherwise be applicable thereto (or if no rate is applicable, whether in respect of interest, fees, or other amounts, then 2% greater than the Base Rate).

     3.2  Extension and Conversion.

     The Borrower shall have the option, on any Business Day, to extend the existing Loan into a subsequent permissible Interest Period or to convert the Loan into a Loan of another interest rate type; provided, however, that (i) except as provided in Section 3.8, 3.9, and 3.11, a LIBOR Loan may be converted into a Base Rate Loan only on the last day of the Interest Period applicable thereto, (ii) a LIBOR Loan may be extended, and a Base Rate Loan may be converted into a LIBOR Loan, only if the conditions in subsection (b) of Section
4.2 have been satisfied, (iii) a Loan extended as, or converted into, a LIBOR Loan shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1, and (iv) any request for extension or conversion of a LIBOR Loan that shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of three (3) months. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a LIBOR Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a LIBOR Loan as, or conversion of a Base Rate Loan into, a LIBOR Loan, the date of the proposed extension or conversion, specifying (A) the date of the proposed extension or conversion, (B) the Loan to be so extended or converted, (C) the type of Loan into which such Loan is to be converted, and, if appropriate, (D) the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsection (b) of Section

                                                                  EXECUTION COPY

4.2. So long as there is no Default or Event of Default, in the event the Borrower does not request extension or conversion of the LIBOR Loan in accordance with this Section, or any such conversion or extension is not required by this Section, then such LIBOR Loan shall be continued as a LIBOR Loan at the end of each Interest Period applicable thereto for another Interest Period of three (3) months, until the Borrower selects an alternate Interest Period or converts such Loan to a Base Rate Loan. It being hereby understood and agreed that such failure by the Borrower to request such extension or conversion resulting in the automatic continuation of a LIBOR Loan for another Interest Period shall also constitute a representation and warranty by the Borrower of the matters specified in subsection (b) of Section 4.2. In the event the continuation of a LIBOR Loan is not permitted hereunder, such LIBOR Loan shall automatically be converted to a Base Rate Loan at the end of the applicable Interest Period with respect thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting the Loan.

     3.3  Prepayments.

     (a) Voluntary Prepayments. The Loan may be repaid in whole or in part without premium or penalty; provided that (i) a LIBOR Loan may be prepaid only upon three (3) Business Days' prior written notice to the Administrative Agent, and a Base Rate Loan may be prepaid only upon at least one (1) Business Day's prior written notice to the Administrative Agent, (ii) prepayment of a LIBOR Loan must be accompanied by payment of any amounts owing under Section 3.14, and
(iii) a partial prepayment shall be in minimum principal Dollar Amounts of $10,000,000, and in integral multiples of $1,000,000 in excess thereof; provided, however that any voluntary prepayment of the Term Loan made (i) on or prior to the date that is one (1) calendar year from the Effective Date shall be made at 101% of the principal amount being prepaid, (ii) after the date that is one (1) calendar year from the Effective Date but on or prior to the date that is 270 days thereafter shall be made at 100.5% of the principal amount being prepaid, (iii) at any time thereafter shall be made at 100% of the principal amount being prepaid.

     (b) Application. Unless otherwise specified by the Borrower, prepayments made hereunder shall be applied to the Term Loan pro rata to the remaining amortization periods thereof. Amounts prepaid with respect to the Term Loan may not be reborrowed.

     (c) Hedging Agreements. Each party hereby acknowledges that any prepayment made pursuant to this Section 3.3 shall not affect the Borrower's obligations to continue making payments under any Hedging Agreement relating to the Loan hereunder between the Borrower and any Lender, or any Affiliate of a Lender, and any such Hedging Agreement shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Hedging Agreement.

                                                                  EXECUTION COPY

     3.4  [Intentionally Omitted.]

     3.5  Administrative Agent's Fees.

     The Borrower agrees to pay to the Administrative Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in the Administrative Agent's Fee Letter (collectively, the "Administrative Agent's Fees").

     3.6  LIBOR Reserve Compensation.

     For so long as any Lender maintains reserves against "eurocurrency liabilities" (or any other category of liabilities that includes deposits by reference to which the interest rate on any LIBOR Loan is determined), and, as a result, the cost to such Lender of making or maintaining its LIBOR Loan is increased, then such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such LIBOR Loan of such Lender, additional interest at a rate per annum up to but not exceeding the excess of (i) (A) the applicable LIBOR Rate divided by (B) one minus the LIBOR Reserve Percentage over
(ii) the applicable LIBOR Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the LIBOR Loan of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three (3) Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five (5) Business Days prior to each date on which interest is payable on the LIBOR Loan a certificate setting forth the amount to which such Lender is then entitled under this Section 3.6 (that shall be consistent with such Lender's good faith estimate of the level at which the related reserves are maintained by
it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

     3.7  Capital Adequacy.

     If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule, or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change, or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. The Lender will, upon request, provide a certificate in reasonable detail as to the amount of such increased cost or reduction in amount received and method of calculation.

                                                                  EXECUTION COPY

     3.8  Unavailability.

     In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a LIBOR Loan of any amount or Interest Period, the Administrative Agent shall have determined or shall have been notified by the Required Lenders (a) that deposits in the relevant amount and for the relevant Interest Period are not available in the relevant market to any Lender, or that reasonable means do not exist for ascertaining the LIBOR Rate for any such Loan, or (b) that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its LIBOR Loan during such Interest Period, the Administrative Agent shall promptly give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a LIBOR Loan of the affected amount or Interest Period, or a conversion to or continuation of a LIBOR Loan of the affected amount or Interest Period shall be deemed rescinded. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

     3.9  Illegality.

     (a) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for any Lender to make or maintain the LIBOR Loan as contemplated by this Credit Agreement, then such Lender, together with Lenders giving notice under Section 3.8 and 3.10, shall be an "Affected Lender" and by written notice to the Borrower and to the Administrative Agent:

          (i) such Lender may declare that the LIBOR Loan will not thereafter (for the duration of such unlawfulness or impossibility) be made by such Lender hereunder, whereupon any request for a LIBOR Loan shall, as to such Lender only be deemed a request for a Base Rate Loan (unless it should also be illegal for the Affected Lender to provide a Base Rate Loan, in which case such Loan shall bear interest at a commensurate rate to be agreed upon by the Administrative Agent and the Affected Lender, and so long as no Event of Default shall have occurred and be continuing, the Borrower), unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that the outstanding LIBOR Loan, made by it be converted to a Base Rate Loan, in which event the LIBOR Loan shall be automatically converted to a Base Rate Loan as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above with respect to the Loan, all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Loan that would have been made by such Lender or the converted LIBOR Loan of such Lender shall instead be applied to repay the Base Rate Loan made by such Lender in lieu of, or resulting from the conversion, of such LIBOR Loan.

                                                                  EXECUTION COPY

     (b) For purposes of this Section 3.9, a notice to the Borrower by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     3.10 Requirements of Law.

     If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender):

     (a) shall subject such Lender to any tax of any kind whatsoever with respect to a LIBOR Loan made by it or its obligation to make a LIBOR Loan, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

     (b) shall impose, modify, or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the LIBOR Rate hereunder; or

     (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing, or maintaining a LIBOR Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided that, in any such case, the Borrower may elect to convert the LIBOR Loan made by such Lender hereunder to a Base Rate Loan by giving the Administrative Agent at least one (1) Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.13. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide notice thereof to the Borrower, promptly upon occurrence of such event, but in any case within three (3) days from the date of such event, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y)

                                                                  EXECUTION COPY

as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loan and all other amounts payable hereunder.

     3.11 Inability To Determine Interest Rate.

     If prior to the first day of any Interest Period, the Administrative Agent shall have reasonably determined that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) an affected LIBOR Loan requested to be made on the first day of such Interest Period shall be made, at the sole option of the Borrower, as a Base Rate Loan, or such request shall be cancelled, and (b) an affected Loan that was to have been converted on the first day of such Interest Period to or continued as a LIBOR Loan shall be converted to or continued, at the sole option of the Borrower, as a Base Rate Loan. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loan shall be made or continued as such, nor shall the Borrower have the right to convert a Base Rate Loan to such affected LIBOR Loan.

     3.12 Replacement of Lenders.

     If any Lender requests compensation pursuant to Section 3.6, 3.7, 3.10, or 3.13, or any Lender's obligation to make or continue, or to convert a Loan of any type into the other type of Loan shall be suspended pursuant to Section 3.8, 3.9, or 3.11 (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Lender"), the Borrower, upon three (3) Business Days' notice, may require that such Requesting Lender transfer all of its right, title, and interest under this Credit Agreement and such Requesting Lender's Term Note to any bank or other financial institution (a "Proposed Lender") identified by the Borrowers that is reasonably satisfactory to the Administrative Agent (i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase such Requesting Lender's Loan hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loan, together with interest accrued thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts payable hereunder to such Requesting Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 3 as if such Requesting Lender's Loan was being prepaid in full on such date) and (ii) if such Requesting Lender has requested compensation pursuant to Section 3.6, 3.7, 3.10, or 3.13, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 3.6, 3.7, or 3.10 with respect to such Requesting Lender's Loan is lower than that of the Requesting Lender. Subject to the provisions of Section 10.3, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder the agreements of the Borrower

                                                                  EXECUTION COPY

contained in Sections 3.6, 3.7, 3.10, 3.13 and 10.5 (without duplication of any payments made to such Requesting Lender by the Borrower or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 3.12 with respect to the time prior to such replacement.

     3.13 Taxes.

     (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, or other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings, now or hereafter imposed, levied, collected, withheld, or assessed by any court, or governmental body, agency, or other official, excluding (A) taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and (B) all franchise taxes, branch taxes, taxes on doing business, or taxes on the overall capital, or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch, or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any present or former connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch, or affiliate other than a connection arising solely from such Lender having executed, delivered, or performed its obligations, or received payment under, or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not incorporated under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest, or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loan and all other amounts payable hereunder.

     (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                                                                  EXECUTION COPY

          (X) (i) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent two (2) duly completed copies of applicable United States Internal Revenue Service Form W-8BEN or W-8ECI, or applicable successor form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes;

               (ii) deliver to the Borrower and the Administrative Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

          (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

unless in any such case any change in treaty, law, or regulation has occurred after the date such Person becomes a Lender hereunder that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 10.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications, and statements required pursuant to this subsection; provided that in the case of a participant of a

                                                                  EXECUTION COPY

Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications, and statements to the Lender from which the related participation shall have been purchased.

     3.14 Indemnity.

     The Borrower shall pay to each Lender and hold each Lender harmless from any loss or expense that such Lender may sustain or incur (excluding loss of profit and other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into, or continuation of a LIBOR Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a LIBOR Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement, or (c) the making of a prepayment of a LIBOR Loan on a day that is not the last day of an Interest Period with respect thereto. With respect to a LIBOR Loan, such payment may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted, or continued, for the period from the date of such prepayment or of such failure to borrow, convert, or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert, or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loan provided for herein (excluding, however, the Applicable Percentage included therein, if any) over
(ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank LIBOR market (but excluding loss of profits). The covenants of the Borrower set forth in this
Section 3.14 shall survive the termination of this Credit Agreement and the payment of the Loan and all other amounts payable hereunder.

     3.15 Pro Rata Treatment.

     Except to the extent otherwise provided herein:

     (a) Loan. Each payment under this Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 3.5, second, to interest then due and owing in respect of the Loans of the Borrower and, third, to principal then due and owing hereunder. Each payment on account of any fees pursuant to Section 3.5 shall be made pro rata in accordance with the respective amounts due and owing. Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Term Loan shall be made pro rata according to the respective amounts due and owing in accordance with Section 3.3 hereof.

     (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified in

                                                                  EXECUTION COPY

writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for a period of two (2) Business Days, and thereafter at the Base Rate, for the period until such Lender makes such amount immediately available to the Administrative Agent. If such Lender does not pay such amounts to the Administrative Agent forthwith upon demand, the Administrative Agent may notify the Borrower and request the Borrower to pay such amount to the Administrative Agent with interest at the LIBOR Rate not later than 4:00 P.M. on the following Business Day. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. Nothing in the preceding shall act or be construed as a waiver of any claims or right of action that the Borrower may have against any Lender that defaults on the payment to the Administrative Agent thereby causing the Borrower to repay the Administrative Agent such amount advanced.

     3.16 Sharing of Payments.

     The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien, or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency, or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loan and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim, or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender that shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien, or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is

                                                                  EXECUTION COPY

due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency, or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.16 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.16 to share in the benefits of any recovery on such secured claim.

     3.17 Payments, Computations, Etc.

     (a) Each payment on account of an amount due from the Borrower hereunder or under any other Credit Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment as provided herein. Upon request, the Administrative Agent will give the Borrower a statement showing the computation used in calculating such amount, which statement shall be conclusive in the absence of manifest error. The obligation of the Borrower to make each payment on account of such amount shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent of the full amount payable hereunder. The Borrower agrees that its obligation to make each payment on account of such amount shall be enforceable as an additional or alternative claim for recovery of the amount (if any) by which such actual receipt shall fall short of the full amount payable hereunder, and shall not be affected by judgment being obtained for such amount.

     (b) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in immediately available funds, without offset, deduction, counterclaim, or withholding of any kind, not later than 2:00 P.M. (local time in the place where such payment is required to be made pursuant to this subsection (b)) on the date when due, to the account specified on Schedule 3.17(b) or at such other place as may be designated by the Administrative Agent to the Borrower in writing. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loan, Fees, interest, or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders subject to the terms of Section 3.15(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of a LIBOR Loan, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on a Base Rate Loan that shall be

                                                                  EXECUTION COPY

calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

     (c) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Loan or the Revolving Loans or any other amounts outstanding under any of the Credit Documents or the Revolving Credit Documents shall be paid over or delivered on a pro rata basis, between the Lenders hereunder and the Revolving Lenders (such pro rata allocation to be accomplished by commercially reasonable means including, without limitation, the purchase of participations by the Lenders of the Revolving Loans as may be necessary), for distribution as follows:

          FIRST, to the payment of all reasonable, documented out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of (i) the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents, and (ii) the Revolving Administrative Agent in connection with enforcing the rights of the Revolving Lenders under the Revolving Credit Documents;

          SECOND, to payment of any fees owed to (i) the Administrative Agent pursuant to the terms of the Credit Documents and (ii) the Revolving Administrative Agent pursuant to the terms of the Revolving Credit Documents;

          THIRD, to the payment of all reasonable, documented, out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of (i) each of the Lenders in connection with enforcing its rights under the Credit Documents with respect to the Loan owing to such Lender and (ii) each of the Revolving Lenders in connection with enforcing its rights under the Revolving Credit Documents with respect to the Revolving Loans owing to such Revolving Lender;

          FOURTH, to the payment of accrued interest and fees on or in respect of the Loan and the Revolving Loans, and including with respect to any Hedging Agreement between the Borrower and any Lender or Revolving Lender, or any Affiliate of a Lender or a Revolving Lender, any fees, premiums, and scheduled periodic payments due under such Hedging Agreement and any interest accrued thereon;

          FIFTH, to the payment of the outstanding principal amount of the Borrower's obligations under the Credit Documents and the Revolving Credit Documents, and including with respect to any Hedging Agreement between the Borrower and any Lender or Revolving Lender, or any Affiliate of a Lender or Revolving Lender, any breakage, termination, or other payments due under such Hedging Agreements and any interest accrued thereon;

          SIXTH, to all other obligations that shall have become due and payable under the Credit Documents or the Revolving Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                                                                  EXECUTION COPY

          SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loan held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "FOURTH" and "FIFTH" above; and
(iii) each of the Revolving Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Revolving Loans held by such Revolving Lender bears to the aggregate the outstanding Revolving Loans) of amounts available to be applied pursuant to clauses "FOURTH" and "FIFTH" above.

     3.18 Obligation of Lenders to Mitigate.

     Each Lender agrees that, as promptly as practicable after such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Sections 3.6, 3.7, or 3.13, it will, to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund, or maintain the Commitments of such Lender or the affected Loan of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances that would cause such Lender to be an Affected Lender would cease to exist or the additional amounts that would otherwise be required to be paid to such Lender pursuant to Sections 3.6, 3.7, or 3.13 would be reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding, or maintaining of such Commitments or Loan through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loan or would not be otherwise disadvantageous to the interests of such Lender.

     3.19 Evidence of Debt.

     (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts and currencies of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make diligent efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

     (b) The Administrative Agent shall maintain the Register pursuant to
Section 10.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make diligent efforts to maintain the accuracy of the subaccounts

                                                                  EXECUTION COPY

referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

     (c) Absent manifest error, the entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.19 (and, if consistent with the entries of the Administrative Agent, subsection (a) of this
Section 3.19) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loan made by such Lender in accordance with the terms hereof.

                                    SECTION 4
                                   CONDITIONS

     4.1  Conditions to Closing.

     This Credit Agreement shall become effective on the Effective Date upon the satisfaction of the following conditions precedent:

     (a) Execution of Credit Agreement and Credit Documents. Receipt of (i) multiple counterparts of this Credit Agreement executed by a duly authorized officer of each party hereto, and (ii) to the extent applicable, a Term Note for each Lender who so requests executed by a duly authorized officer of the Borrower hereto.

     (b) Legal Opinions. Receipt of multiple counterparts of (a) the legal opinion of George C. Freeman, III, General Counsel of the Borrower and (b) the legal opinion of Sullivan & Cromwell LLP, special counsel to the Borrower, relating to this Credit Agreement and the other Credit Documents and the transactions contemplated herein and therein, in each case in form and substance reasonably acceptable to the Administrative Agent which opinions together shall include, without limitation, an opinion that the execution, delivery, and performance of the Credit Documents and the performance of the transactions contemplated thereby will not conflict with, result in a breach of, require any consent or permit any acceleration of (or require repayment of) any Indebtedness or under any of the Borrower's corporate instruments and material agreements.

     (c) Financial Information. Receipt by the Administrative Agent of the consolidated financial statements of the Borrower and its subsidiaries referred to in Section 5.1(a) and the three-year financial and operational projections for the Borrower and its Subsidiaries referred to in Section 5.1(b) (in form and substance reasonably satisfactory to the Administrative Agent).

     (d) Absence of Legal Proceedings. Except as set forth on Schedule 5.5, the absence of any action, suit, investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality that is reasonably likely to have a Material Adverse Effect on the Consolidated Group taken as a whole.

                                                                  EXECUTION COPY

     (e) Corporate Documents. Receipt of the following (or their equivalent) for each Credit Party:

          (i) Articles of Incorporation. Copies of the articles of incorporation or charter documents certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

          (ii) Resolutions. Copies of resolutions of the Board of Directors or comparable managing body approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Effective Date to be true and correct and in force and effect as of such date.

          (iii) Bylaws. Copies of the bylaws or comparable operating agreement certified by a secretary or assistant secretary as of the Effective Date to be true and correct and in force and effect as of such date.

          (iv) Good Standing. Copies, where applicable, of certificates of good standing, existence, or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of organization and each other state in which the failure to so qualify and be in good standing would be reasonably likely to have a Material Adverse Effect.

          (v) Secretary's Certificate. A Secretary's certificate for the Borrower dated as of the Effective Date substantially in the form of
     Schedule 4.1(e)(v) with appropriate insertions and attachments.

     (f) Fees. Receipt of all fees, if any, then owing pursuant to the Administrative Agent's Fee Letter, Section 3.5, or pursuant to any Credit Documents.

     (g) Section 4.2 Conditions. The conditions specified in Section 4.2 shall be satisfied.

     (h) Account Designation Letter. Receipt by the Administrative Agent of an executed counterpart of the Account Designation Letter.

     (i) Officer's Certificate. Receipt by the Administrative Agent of a certificate of a Responsible Officer certifying that (i) each of the Borrower and the Guarantors is solvent as of the Effective Date and (ii) the Borrower is in pro forma compliance with all of the covenants in Section 6.7 both before and after giving effect to the Loan to be made on the Funding Date.

     (j) Repayment of Existing Credit Agreements. Repayment in full of the Existing Credit Agreements (or satisfactory arrangements to repay such amounts with the proceeds hereof shall have been made) should there be borrowings outstanding or other amounts owing thereunder and, in any event, termination of all commitments thereunder as of the Effective Date.

                                                                  EXECUTION COPY

     (k) Payment Instructions. Receipt by the Administrative Agent of payment instructions with respect to each wire transfer to be made by the Administrative Agent on behalf of the Lenders or the Borrower on the Funding Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

     (l) No Material Adverse Effect. No Material Adverse Effect shall have occurred since July 1, 2002.

     (m) Consolidated EBITDA. Receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that Consolidated EBITDA for the twelve-month period ending December 31, 2002, was not less than $250,000,000.

     (n) Evidence of Insurance. The Administrative Agent shall have received a certificate setting forth the policy number and coverage amount of all currently existing insurance policies evidencing liability and casualty insurance meeting the requirements set forth herein.

     (o) Revolving Credit Agreement. Execution of definitive documentation for the Revolving Credit Agreement, in form and substance satisfactory to the Lenders.

     (p) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agents and the Required Lenders.

     4.2  Conditions to the Loan.

     The obligation of each Lender to make the Term Loan hereunder on the Funding Date is subject to the satisfaction of the following conditions precedent:

     (a) Representations and Warranties. The representations and warranties made by any Credit Party herein or in any other Credit Document or that are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of the date of such Loan as if made on and as of such date (except for those that expressly relate to an earlier date and except for those made in certificates that have been superseded or replaced by more recent certificates, so long as those made in superseded or replaced certificates were true and correct in all material respects on the date made).

     (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

                                                                  EXECUTION COPY

     (c) Material Adverse Effect. None of the material claims, litigation, investigations, or proceedings listed on Schedule 5.5 has been determined in such a manner that has had or will have a Material Adverse Effect.

     Each request for an extension or conversion of a Loan and each acceptance by the Borrower of an extension or conversion of a Loan shall be deemed to constitute a representation and warranty by each of the Credit Parties as of the date of such extension or conversion that the conditions in paragraph (b) of this Section have been satisfied.

                                    SECTION 5
                         REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Credit Agreement and to make the Term Loan herein provided for, each of the Credit Parties hereby represents and warrants to the Administrative Agent and to each Lender that:

     5.1  Financial Condition.

     (a) Each of the financial statements described below (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders), have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments:

          (i) audited financial statements of the Borrower and its consolidated subsidiaries dated as of June 30, 2002, including related statements of income and cash flows certified by Ernst & Young LLP, certified public accountants;

          (ii) unaudited quarterly financial statements of the Borrower and its consolidated subsidiaries for the quarters ending September 30, 2002 and December 31, 2002, including related statements of income and cash flows for the period from July 1, 2002 through December 31, 2002; and

          (iii) if reasonably requested by the Lead Arranger and the Administrative Agent, a company-prepared pro forma consolidated balance sheet of the Borrower and its consolidated subsidiaries for the quarter ending December 31, 2002.

     (b) The three-year financial and operations projections of the Borrower and its Subsidiaries have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made.

                                                                  EXECUTION COPY

     5.2  Organization; Existence.

     Each Credit Party and each Significant Subsidiary (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect.

     5.3  Power; Authorization; Enforceable Obligations.

     Each Credit Party has the corporate or other necessary power and authority, and the legal right, to make, deliver, and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery, and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of extensions of credit by the Borrower or the making of the guaranties hereunder or with the execution, delivery, or performance of any Credit Documents by the Credit Parties (other than those that have been obtained, such filings as are required by the Securities and Exchange Commission (or the laws, rules, and regulations administered by it), and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit Parties. Each Credit Document to which it is a party constitutes a valid and legally binding obligation of each Credit Party enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     5.4  Conflict.

     The execution, delivery, and performance of the Credit Documents, the borrowings hereunder and the use of the proceeds of the Loan will not (a) violate any Requirement of Law applicable to the Borrower, any Guarantor, or any Significant Subsidiary (except those as to which waivers or consents have been obtained), (b) conflict with, result in a breach of or constitute a default under (i) the articles of incorporation, bylaws, or other organizational documents of such Person, (ii) any material indenture, agreement, or other instrument to which such Person is a party or by which any of its properties may be bound, or (iii) any approval of any Governmental Authority relating to such Person, or (c) result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law.

     5.5  No Material Litigation.

     Except as set forth on Schedule 5.5 no claim, litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the

                                                                  EXECUTION COPY

Credit Parties, threatened by or against any Credit Party or any Significant Subsidiary or against any of their respective properties that (a) relates to the Credit Documents or any of the transactions contemplated hereby or thereby or
(b) is reasonably likely to have a Material Adverse Effect.

     5.6  No Default.

     No Default or Event of Default has occurred and is continuing.

     5.7  Taxes.

     Except (i) for such tax-related litigation disclosed on Schedule 5.7 or
(ii) as otherwise disclosed in the audited financial statements delivered pursuant to Section 6.1(a), each Credit Party and each Significant Subsidiary has filed or caused to be filed all United States federal income tax returns and all other material tax returns that, to the best knowledge of the Credit Parties, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees, or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees, or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees, or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee, or other charge.

     5.8  ERISA

     Except as is not reasonably likely to have a Material Adverse Effect:

     (a) (i) No ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan (other than a Multiemployer Plan) and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan (other than a Multiemployer Plan); (iii) each Plan (other than a Multiemployer
Plan) has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; (iv) each Plan (other than a Multiemployer
Plan) that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Credit Parties, nothing has occurred that would prevent, or cause the loss of, such qualification, and (v) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                                                                  EXECUTION COPY

     (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement No. 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan allocated to such accrued liabilities.

     (c) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any liability under Title IV of ERISA with respect to any Single Employer Plan, or any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated. No member of the Consolidated Group nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan that has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability. There are no pending, or to the best knowledge of the Credit Parties, threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Plan.

     (e) No member of the Consolidated Group nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement No. 106. Each Plan that is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

     5.9  Governmental Regulations, Etc.

     (a) No part of the proceeds of the Loan hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and

                                                                  EXECUTION COPY

each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loan hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. Neither the execution and delivery hereof by the Borrower, nor the performance by it of any of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loan) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U, or X.

     (b) None of the Credit Parties is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.10 Subsidiaries.

     As of the Effective Date only, Schedule 5.10 constitutes a list of all the Subsidiaries of the Credit Parties that are required to be disclosed in the Borrower's filings with the Securities and Exchange Commission pursuant to Regulation S-K as of such date (including a list of the Material Domestic Subsidiaries of the Borrower as of such date), the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

     5.11 Purpose of Term Loan.

     The Term Loan will be used (a) to refinance Indebtedness, (b) to provide general working capital, or (c) for other general corporate purposes.

     5.12 Compliance with Laws; Contractual Obligations.

     Each Credit Party and each Significant Subsidiary is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Credit Parties is in default under or with respect to any of its contractual obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

     5.13 Accuracy and Completeness of Information.

     All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Credit Parties in writing to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects as of the date stated therein and not incomplete by omitting to state any material fact necessary to make

                                                                  EXECUTION COPY

such information not misleading. There is no fact now known to any of the Credit Parties that has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Credit Parties furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion, or other written statement made or furnished by the Credit Parties to the Administrative Agent, or the Lenders.

     5.14 Environmental Matters.

     (a) Except (i) as set forth on Schedule 5.14 or (ii) as otherwise disclosed in the audited financial statements delivered pursuant to Section 6.1(a), to the knowledge of the Credit Parties or except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, the facilities and properties owned, leased, or operated by any of the Credit Parties and the Significant Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations that (i) constitute a violation of, or (ii) have resulted in liability under, any Environmental Law.

     (b) Except (i) as set forth on Schedule 5.14 or (ii) as otherwise disclosed in the audited financial statements delivered pursuant to Section 6.1(a), to the knowledge of the Credit Parties or except where such violation could not reasonably be expected to have a Material Adverse Effect, the Properties and all operations of the Credit Parties and the Significant Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any of the Credit Parties (the "Business").

     (c) Except (i) as set forth on Schedule 5.14 or (ii) as otherwise disclosed in the audited financial statements delivered pursuant to Section 6.1(a), none of the Credit Parties or any Significant Subsidiary has received any written notice of violation, alleged violation, non-compliance, liability, or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any of the Credit Parties have knowledge of any such threatened notice.

     (d) Except (i) as set forth on Schedule 5.14 or (ii) as otherwise disclosed in the audited financial statements delivered pursuant to Section 6.1(a), to the knowledge of the Credit Parties or except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that has given rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored, or disposed of at, on or under any of the Properties in violation of, or in a manner that has given rise to liability under, any applicable Environmental Law.

     (e) Except (i) as set forth on Schedule 5.14 or (ii) as could not reasonably be expected to have a Material Adverse Effect or (iii) as otherwise disclosed in the audited financial statements delivered pursuant to Section 6.1(a), no judicial proceeding or governmental or administrative action (other than those not legally disclosable by the Credit Parties (that in any event could not be reasonably expected to have a Material Adverse Effect) unless such restriction

                                                                  EXECUTION COPY

was imposed at the request of the Credit Parties) is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any of the Credit Parties is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial directives outstanding under any Environmental Law with respect to the Properties or the Business.

     (f) Except (i) as set forth on Schedule 5.14 or (ii) as otherwise disclosed in the audited financial statements delivered pursuant to Section 6.1(a), to the knowledge of the Credit Parties or except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any of the Credit Parties in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner requiring remediation under Environmental Laws.

                                    SECTION 6
                              AFFIRMATIVE COVENANTS

     The Credit Parties covenant and agree that on the Effective Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, the Term Loan does not remain outstanding and all amounts owing hereunder or under any other Credit Document or in connection herewith or therewith have been paid in full, the Borrower shall and shall cause each Material Domestic Subsidiary and each Significant Subsidiary (other than in the case of Section 6.1, 6.2 and 6.3) to:

     6.1  Financial Statements.

     Furnish, or cause to be furnished, to the Administrative Agent for distribution to the Lenders:

     (a) Audited Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year, an audited consolidated balance sheet of the Borrower and its subsidiaries as of the end of the fiscal year and the related consolidated statements of income, retained earnings, shareholders' equity and cash flows for such fiscal year, audited by an independent certified public accounting firm of nationally recognized standing, setting forth in each case in comparative form the figures for the previous year, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

     (b) Unaudited Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters, an unaudited consolidated balance sheet of the Borrower and its subsidiaries as of the end of the quarter and related unaudited consolidated statements of income, retained earnings, shareholders' equity, and

                                                                  EXECUTION COPY

cash flows for such quarterly period and for the fiscal year to date; in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments.

All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in
Section 1.3.

     6.2  Certificates; Other Information.

     Furnish, or cause to be furnished, to the Administrative Agent for distribution to the Lenders:

     (a) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 6.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

     (b) Officer's Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (ii) during such period each Credit Party has observed or performed in all material respects its covenants and other agreements hereunder and under the other Credit Documents, and satisfied in all material respects the conditions contained in this Credit Agreement to be observed, performed, or satisfied by it (except to the extent waived in accordance with the provisions hereof), and (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate. Such certificate shall include the calculations required to indicate compliance with
Section 6.7. A form of Officer's Certificate is attached as Schedule 6.2(b).

     (c) Public Information. Within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 6.1) and other financial information that any Credit Party sends to its public stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports that any Credit Party may make to, or file with, the Securities and Exchange Commission or any successor or analogous United States Governmental Authority.

                                                                  EXECUTION COPY

     (d) Other Information. Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

     6.3  Notices.

     Give notice to the Administrative Agent that shall promptly transmit such notice to each Lender of:

     (a) Defaults. Promptly (but in any event within three (3) Business Days) after any Credit Party knows thereof, the occurrence of any Default or Event of Default.

     (b) Legal Proceedings. Promptly following the receipt by any Credit Party of written notification relating thereto, any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding) known to a Credit Party relating to a Credit Party or any Significant Subsidiary, or any material development in respect thereof, affecting the Borrower or any Significant Subsidiary that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

     (c) ERISA. Upon a member of the Consolidated Group or any ERISA Affiliate obtaining knowledge thereof, (i) any event or condition that constitutes, or might reasonably lead to, an ERISA Event, except an ERISA Event that would not be reasonably likely to have a Material Adverse Effect; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts that a member of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standards set forth in ERISA and the Code with respect thereto, except in the event that such failure would not be reasonably likely to have a Material Adverse Effect; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, in each case, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, that has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower, any Material Domestic Subsidiary and any Significant Subsidiary shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of the most recent annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for such "plan year" (within the meaning of Section 3(39) of ERISA).

     (d) Other. Promptly, any other development or event that a Responsible Officer of the Borrower determines is reasonably likely to have a Material Adverse Effect.

                                                                  EXECUTION COPY

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     6.4  Maintenance of Existence and Compliance with Law.

     (a) Preserve, renew, and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses, and franchises necessary or required in the normal conduct of its business.

     (b) Comply with all Requirements of Law (including, without limitation, all Environmental Laws and ERISA matters) applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     (c) Fully perform and satisfy all of its obligations under all of its contractual obligations except to the extent that failure to perform and satisfy such obligations would not, in the aggregate, have a Material Adverse Effect.

     6.5  Maintenance of Property; Insurance.

     Keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty, liability, and such other insurance (that may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

     6.6  Inspection of Property; Books and Records; Discussions.

     Keep proper books of records and account in which full, true, and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent, the Administrative Agent to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client, work product, or other privilege and materials that the Credit Parties may not disclose without violation of a confidentiality obligation binding upon a Credit Party or any Significant Subsidiary) at any reasonable time, and to discuss the business, operations, properties, and financial and other condition of the members of the Consolidated Group with officers and employees of the members of the Consolidated Group and with their independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Borrower.

                                                                  EXECUTION COPY

     6.7  Financial Covenants.

     (a) Consolidated Tangible Net Worth. Maintain Consolidated Tangible Net Worth, as of the end of each fiscal quarter, of not less than the following:

                   Period                          Amount
                   ------                          ------
From the Effective Date through and including   $375 million
               June 29, 2005
      From June 30, 2005, and thereafter        $400 million

     (b) Consolidated Working Capital. Maintain, as of the end of each fiscal quarter, Consolidated Working Capital of not less than $150 million.

     (c) Consolidated Leverage Ratio. Maintain, as of the end of each fiscal quarter, a Consolidated Leverage Ratio of not greater than sixty percent (60%).

     (d) Consolidated Average Total Indebtedness. As of the end of each fiscal quarter, the ratio of (i) Consolidated Average Total Indebtedness minus Consolidated Average Cash on Hand minus the amount of Committed Inventory plus Customer Advances and Deposits to (ii) Consolidated EBITDA shall not be greater than 3.00 to 1.00.

     6.8  Use of Proceeds.

     Use the Loan solely for the purposes provided in Section 5.11.

     6.9  Additional Subsidiary Guarantors.

     Cause each of the Borrower's Material Domestic Subsidiaries that is not a party to this Credit Agreement, whether newly formed, after acquired, or otherwise existing, to promptly become a "Subsidiary Guarantor" hereunder by way of execution of a Joinder Agreement.

     6.10 Payment of Obligations.

     Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry and historical company practice (subject, where applicable, to specified grace periods) all its obligations (including, without limitation, all taxes) of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge, or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP, with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except to the extent that failure to pay, discharge, or otherwise satisfy such obligations would not reasonably be expected to have Material Adverse Effect.

                                                                  EXECUTION COPY

                                    SECTION 7
                               NEGATIVE COVENANTS

     The Credit Parties covenant and agree that on the Effective Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, the Term Loan does not remain outstanding and all amounts owing hereunder or under any other Credit Document or in connection herewith or therewith have been paid in full, the Borrower shall not and shall not permit any Material Domestic Subsidiary or any Significant Subsidiary to:

     7.1  [Intentionally Omitted.]

     7.2  Liens.

     Contract, create, incur, assume, or permit to exist any Lien with respect to any of its respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

     7.3 Consolidation, Merger, Sale, or Purchase of Assets, Capital Expenditures, etc.

     Enter into a transaction of merger or consolidation with any Person, firm, joint venture, or corporation, or sell, lease, or otherwise dispose of all or substantially all of its assets, except (i) in the ordinary course of its business or (ii) a Significant Subsidiary may be merged or consolidated with, or may sell, lease, or dispose of all or substantially all of its assets to, (a) a wholly-owned Material Domestic Subsidiary or a wholly-owned Significant Subsidiary of the Borrower, (b) any other corporation that is or will upon the consummation of such merger or consolidation be a Material Domestic Subsidiary or Significant Subsidiary of which not less than eighty percent (80%) of the capital stock is owned directly or indirectly by the Borrower, or (c) any other corporation may be merged or consolidated into the Borrower; provided in the case of any such merger or consolidation with the Borrower, the Borrower is the surviving corporation and the management of the Borrower continues as the management of the surviving corporation; provided, further, that in any event such merger or consolidation does not violate any other provision of this Credit Agreement and upon the effective date of the merger or consolidation there exists no Default or Event of Default hereunder. Notwithstanding the foregoing, a Significant Subsidiary may be merged into or with any other Person, or all or substantially all of a Significant Subsidiary's assets may be transferred to any other Person, if such merger, consolidation, or transfer does not violate any other provision of this Credit Agreement and immediately before and immediately after such merger, consolidation, or transfer is consummated (i) there shall exist no Default or Event of Default, (ii) no Material Adverse Effect shall have occurred, and (iii) the representations and warranties contained in Section 5 of this Credit Agreement shall, except to the extent that they relate solely to an earlier date, be true with the same effect as though such representations and warranties had been made at such time.

     7.4  Sale Leasebacks.

     Enter into sale and lease-back transactions relating to the same or similar Property for a term of more than three (3) years, unless the sum of (i) the aggregate amount of such

                                                                  EXECUTION COPY

transactions, measured using in each case the greater of (a) the fair market value of the assets sold or (b) the selling price, sold after December 31, 2002, and (ii) the aggregate principal amount then outstanding secured by liens described in Section 7.2, does not exceed Fifty Million Dollars ($50,000,000).

     7.5  Sale of Significant Subsidiaries.

     Notwithstanding anything to the contrary in Section 7.4, the Borrower shall have the right to sell or otherwise dispose of any Subsidiary (or all or substantially all of the assets thereof); provided that such sale or other disposition does not violate any other provision of this Credit Agreement and immediately before and immediately after such sale or other disposition (i) there shall exist no Default or Event of Default, (ii) no Material Adverse Effect shall result therefrom, and (iii) the representations and warranties contained in Section 5 of this Credit Agreement shall, except to the extent that they relate solely to an earlier date, be true with the same effect as though such representations and warranties had been made at such time.

     7.6  Transactions with Affiliates.

     Enter into any material transaction or series of transactions, whether or not in the ordinary course of business, with any of its officers, directors, or Affiliates, except:

          (a) transactions on terms and conditions that, in the reasonable opinion of the Borrower, are not less favorable than could be obtained in a comparable arm's-length transaction with an unrelated third party;

          (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate; and

          (c) transactions pursuant to any agreement in existence prior to the Effective Date, or any amendment thereto, provided the terms of such amendment are not less favorable to the Borrower or its Subsidiaries than the terms of the relevant agreement prior to such amendment.

     A transaction or series of transactions involving aggregate consideration of less than $10,000,000 will not be considered material for the purposes of this Section 7.6. This Section 7.6 shall not prohibit the declaration or payment of any dividends or distributions by the Borrower to its shareholders generally, or to holders of a particular class of shares.

     7.7  Investments.

     The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Investment, or enter into any agreement to make any Investment, except as are consistent with the Borrower's past practices and in connection with the Borrower's existing lines of business.

                                                                  EXECUTION COPY

                                    SECTION 8
                                EVENTS OF DEFAULT

     8.1  Events of Default.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

     (a) Payment.

          (i) Default in the payment when due of any principal of the Term Loan; or

          (ii) Default, and such defaults shall continue for five (5) or more Business Days, in the payment when due of any interest on the Term Loan or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

     (b) Representations. Any representation, warranty, or statement made in any of the Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed made; or

     (c) Covenants.

          (i) Default in the due performance or observance of any term, covenant, or agreement contained in Section 6.3(a), 6.7, 6.8, or 7.2 through 7.7, inclusive; or

          (ii) Default in the due performance or observance by it of any term, covenant, or agreement (other than those referred to in subsections (a), (b), or (c)(i) of this Section 8.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of (A) an officer of a Credit Party becoming aware of such default or (B) notice thereof to the Borrower by the Administrative Agent; or

     (d) Other Credit Documents. Any material provision of a Credit Document shall fail to be in full force and effect; or

     (e) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to a Credit Party or a Significant Subsidiary; or

     (f) Defaults under Other Agreements.

          (i) The occurrence of an Event of Default under the Revolving Credit Agreement (as such term is defined therein); or

                                                                  EXECUTION COPY

          (ii) Any default made in the payment (beyond the applicable grace period with respect thereto, if any) in respect of any Indebtedness of any Credit Party or any Significant Subsidiary in an aggregate principal amount of Twenty Million Dollars ($20,000,000), or more; provided that Indebtedness of a Significant Subsidiary organized under the laws of a jurisdiction other than the United States of America or a political subdivision thereof shall not be included in the calculation of such Twenty Million Dollars ($20,000,000), so long as:

               (A) the obligation to make such payment is being actively contested in good faith and such Significant Subsidiary is holding in escrow an amount of cash equal to or greater than the disputed payment;

               (B) the Borrower or any other Credit Party or such Significant Subsidiary is unable to realize the benefits of ownership of such foreign Subsidiary because of war, civil commotion, insurrection, revolution, riot, confiscation, or force majeure actions caused by a government or actions against a government;

               (C) the Borrower or any other Credit Party or Significant Subsidiary has a colorable claim in the nature of common law, equitable, or statutory set-off against the Person to whom such Indebtedness is owing; or

               (D) the aggregate amount of all such obligations does not exceed Thirty Million Dollars ($30,000,000); or

          (iii) The maturity of any Indebtedness of any Credit Party or any Significant Subsidiary in an aggregate principal amount of Twenty Million Dollars ($20,000,000) or more shall be accelerated; provided that Indebtedness of a Significant Subsidiary organized under the laws of a jurisdiction other than the United States of America or a political subdivision thereof shall not be included in the calculation of such Twenty Million Dollars ($20,000,000) so long as:

               (A) the obligation to make such payment is being actively contested in good faith and such Significant Subsidiary is holding in escrow an amount of cash equal to or greater than the disputed payment;

               (B) the Borrower or any other Credit Party is unable to realize the benefits of ownership of such foreign Subsidiary because of war, civil commotion, insurrection, revolution, riot, confiscation, or force majeure actions caused by a government or actions against a government,

               (C) such Significant Subsidiary has a colorable claim in the nature of common law, equitable, or statutory set-off against the Person to whom such Indebtedness is owing, or

               (D) the aggregate amount of all such obligations under this clause 8.1(f)(iii) does not exceed Thirty Million Dollars ($30,000,000); or

                                                                  EXECUTION COPY

          (iv) Any default (beyond any applicable grace period with respect thereto) made in any payment of an amount in excess of Five Million Dollars ($5,000,000) in respect of any Hedging Agreement between the Borrower and any Lender, or any Affiliate of a Lender; or

     (g) Judgments. Any Credit Party or any Significant Subsidiary shall fail within thirty (30) days of the date due and payable to pay, bond, or otherwise discharge any judgment, settlement, or order for the payment of money which judgment, settlement, or order, when aggregated with all other such judgments, settlements, or orders due and unpaid at such time, exceeds Twenty Million Dollars ($20,000,000) (in excess of insurance or other indemnity reasonably acceptable to the Required Lenders), and that is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; provided that judgments resulting from the failure of any Credit Party or any Significant Subsidiary to honor its obligations in respect of a guaranty of obligations of a subsidiary organized under the laws of a jurisdiction other than the United States of America or a political subdivision thereof shall not be included in the calculation of such Twenty Million Dollars ($20,000,000) if:

          (i) the Credit Party or such Significant Subsidiary is unable to realize the benefits of ownership of such foreign subsidiary because of war, civil commotion, insurrection, revolution, riot, confiscation, or force majeure actions caused by a government or actions against a government,

          (ii) the Credit Party or such Significant Subsidiary has a colorable claim in the nature of common law, equitable, or statutory set-off against the Person in favor of which such judgment was entered, and

          (iii) the aggregate amount of all such obligations does not exceed Thirty Million Dollars ($30,000,000); or

     (h) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect: (1) any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, that is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, that is, in the reasonable opinion of the Administrative Agent, likely to result in
(i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; (4) any prohibited transaction (within the meaning of
Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur that may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to

                                                                  EXECUTION COPY

indemnify any person against any such liability; or (5) a member of the Consolidated Group or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or

     (i) Guaranty. Any Guaranty required hereby or any provision thereof shall cease to be in full force and effect at the time required or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor's obligations under the Guaranty; or

     (j) Change of Control. There shall occur a Change of Control; or

     (k) Credit Documents. Any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers, and privileges purported to be created thereby or any Credit Party or any Person acting by or on behalf of any Credit Party shall deny or disaffirm any Credit Party's obligations or the Administrative Agent's and/or the Lenders' rights under any Credit Document (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).

     8.2  Acceleration; Remedies.

     Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, or upon the request and direction of the Required Lenders shall, by written notice to the Borrower take any of the following actions:

          (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

          (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of the Loan and any and all other indebtedness or obligations of any and every kind owing by any Credit Party to the Administrative Agent and/or any of the Lenders hereunder to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by each Credit Party.

          (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, whether at law or in equity.

Notwithstanding the foregoing, if an Event of Default specified in Section 8.1(e) shall occur, then the Commitments shall automatically terminate and the Loan, all accrued interest in respect thereof, all accrued and unpaid Fees, and other indebtedness or obligations owing to the Administrative Agent or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest, or the giving of any notice or other action by the Administrative Agent or the Lenders, all of which are hereby waived by the Borrower.

                                                                  EXECUTION COPY

                                    SECTION 9
                                AGENCY PROVISIONS

     9.1  Appointment.

     Each Lender hereby designates and appoints Wachovia as administrative agent of such Lender to act as specified herein and in the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender further directs and authorizes the Administrative Agent to execute releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall not have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its affiliates.

     9.2  Delegation of Duties.

     The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     9.3  Exculpatory Provisions.

     The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact, or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person in good faith under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement, or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or

                                                                  EXECUTION COPY

sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals, or statements made herein or therein or made by any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates, or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of any Credit Party to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants, or agreements contained herein or therein or as to the use of the proceeds of the Loan or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books, or records of any Credit Party or any of its affiliates.

     9.4  Reliance on Communications.

     The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, or teletype message, statement, order, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owners of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation, or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 10.3(b) hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 10.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     9.5  Notice of Default.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or any Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

                                                                  EXECUTION COPY

     9.6  Non-Reliance on Administrative Agent and Other Lenders.

     Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact, or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower or the other Credit Parties or any of their respective affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial, and other conditions, prospects, and creditworthiness of the Borrower and the other Credit Parties or their respective affiliates and made its own decision to make its Loan hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial, and other conditions, prospects, and creditworthiness of the Borrower and the other Credit Parties and their respective affiliates. Except for notices, reports, and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial, or other conditions, prospects, or creditworthiness of the Borrower or any other Credit Party or any of their respective affiliates that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact, or affiliates.

     9.7  Indemnification.

     The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amount of the outstanding Loan and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever that may at any time (including without limitation at any time following the final payment of all of the obligations of the Credit Parties hereunder and under the other Credit Documents) be imposed on, incurred by, or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity

                                                                  EXECUTION COPY

furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loan and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     9.8  Administrative Agent in its Individual Capacity.

     The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries, or their affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loan made by the Administrative Agent hereunder and all obligations of the Credit Parties hereunder and under the other Credit Documents, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     9.9  Successor Administrative Agent.

     The Administrative Agent may, at any time, resign upon 20 Business Days' written notice to the Lenders and the Borrower, and may be removed, upon show of cause, by the Required Lenders upon 30 days' written notice to the Administrative Agent. Upon any such resignation or removal, the Required Lenders and the Borrower shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

                                   SECTION 10
                                  MISCELLANEOUS

     10.1 Notices.

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via

                                                                  EXECUTION COPY

telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.3(a), or at such other address as such party may specify by written notice to the other parties hereto:

               if to the Borrower or any other Credit Party:

                    Universal Corporation
                    1501 N. Hamilton
                    Richmond, Virginia 23230
                    Attn: Karen M. L. Whelan
                    Telephone: (804) 254-8689
                    Telecopy:  (804) 254-3594

                    with a copy to:

                    Universal Corporation
                    1501 N. Hamilton
                    Richmond, Virginia 23230
                    Attn: George C. Freeman, III
                    Telephone: (804) 254-3520
                    Telecopy:  (804) 254-3594

               if to the Administrative Agent:

                    Wachovia Bank, National Association
                    301 South College Street, NC 0760
                    Charlotte, North Carolina 28288
                    Attn: Jorge Gonzalez
                    Telephone: (704) 383-8461
                    Telecopy:  (704) 715-1117

                    with a copy to:

                    Wachovia Bank, National Association
                    Charlotte Plaza
                    201 South College Street, CP-23
                    Charlotte, North Carolina 28288-0680
                    Attn: Syndication Agency Services
                    Telephone: (704) 383-0288
                    Telecopy:  (704) 374-3721

                                                                  EXECUTION COPY

     10.2 Right of Set-Off.

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest, or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies, or affiliates of such Lender wherever located) to or for the credit or the account of the Credit Parties against obligations and liabilities of the Credit Parties to such Lender hereunder, under the Notes or the other Credit Documents, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities, or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loan and Commitments hereunder pursuant to Section 3.16 or Section 10.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

     10.3 Benefit of Agreement.

     (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower and the other Credit Parties may neither assign nor transfer any of its interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign, or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loan hereunder to a Federal Reserve Bank or Farm Credit Bank in support of borrowings made by such Lender from such Federal Reserve Bank or Farm Credit Bank, or (ii) granting assignments or selling participations in such Lender's Loan and/or Commitments hereunder to its parent company and/or to any affiliate or Subsidiary of such Lender.

     (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 10.3(b), to (i) any Lender or any affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution, or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Administrative Agent (such consent shall not be unreasonably withheld or delayed) and, so long as no Default or Event of Default has occurred and is continuing, with the approval of the Borrower (which approval in the case of a commercial bank or financial institution shall not be unreasonably withheld or delayed); provided that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in integral multiples of $1,000,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement.

                                                                  EXECUTION COPY

Any assignment hereunder shall be effective upon delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Administrative Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and
(ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Administrative Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loan and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note. By executing and delivering an assignment agreement in accordance with this Section 10.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Credit Parties or any of their respective affiliates or the performance or observance by the Credit Parties of any of their respective obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement;
(v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender (including without limitation the requirements of Section 3.13).

     (c) Maintenance of Register. The Administrative Agent shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the

                                                                  EXECUTION COPY

identity of the principal amount, type, and Interest Period of each Loan outstanding hereunder, the names, addresses, and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent will make diligent efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of the Loan in which the participant is participating or (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Credit Parties hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.7, 3.9, 3.10, 3.13, and 3.14 on the same basis as if it were a Lender (but in no event shall such additional amounts exceed the amount that would have been payable to the relevant Lender in the absence of such participation, and subject to limitations on such participant comparable to those contained in Section 3.12 with respect to Requesting Lenders).

     10.4 No Waiver; Remedies Cumulative.

     No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower or any other Credit Party in any case shall entitle the Borrower or such Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the

                                                                  EXECUTION COPY

Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     10.5 Payment of Expenses, etc.

     The Borrower agrees to: (i) pay all reasonable, documented out-of-pocket costs and expenses (A) of the Administrative Agent in connection with the negotiation, preparation, execution, and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable, documented fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement; provided, however, the Borrower's obligations under this subsection
(A) shall be limited to those of one (1) law firm, and (B) of the Administrative Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable, documented fees and disbursements of counsel for the Administrative Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) reimburse each Lender, its officers, directors, employees, representatives and Administrative Agents from and hold each of them harmless against any and all losses, liabilities, claims, damages, or reasonable, documented, out-of-pocket expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of the Loan (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable, documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     10.6 Amendments, Waivers, and Consents.

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged, or terminated unless such amendment, change, waiver, discharge, or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Credit Parties; provided, however, that:

                                                                  EXECUTION COPY

     (a) the consent of each Lender affected thereby is required to:

          (i) extend the final maturity of any Loan or any Commitment, or any portion thereof, or extend or waive any principal amortization payment of any Loan, or any portion thereof, or waive application of any mandatory prepayment;

          (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any increase in interest rates after the occurrence of an Event of Default or on account of a failure to deliver financial statements on a timely basis) thereon or Fees hereunder;

          (iii) reduce or waive the principal amount of any Loan;

          (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

          (v) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 7.3, release the Borrower from its obligations under the Credit Documents;

          (vi) amend, modify or waive any provision of this Section 10.6 or Sections 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.13, 3.14, 3.15, 3.16, 8.1(a),
     10.2, 10.3, 10.5, or 10.9;

          (vii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders;

          (viii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; or

          (ix) release any of the Guarantors from their obligations under the Guaranty;

     (b) without the consent of the Administrative Agent, no provision of
Section 9 may be amended;

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loan, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and
(y) the Required Lenders may consent to allow the Credit Parties to use cash collateral in the context of a bankruptcy or insolvency proceeding.

                                                                  EXECUTION COPY

     10.7 Counterparts.

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

     10.8 Headings.

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     10.9 Survival.

     All indemnities set forth herein, including, without limitation, in Sections 3.10, 3.13, 3.14, 9.7 or 10.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loan, the repayment of the Loan and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loan hereunder.

     10.10 Governing Law; Submission to Jurisdiction; Venue.

     (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the state or federal courts in the State of North Carolina and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 10.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

     (b) Each Credit Party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                                                                  EXECUTION COPY

     (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE BORROWER AND EACH OF THE OTHER CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     10.11 Severability.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     10.12 Entirety.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     10.13 Binding Effect; Termination.

     (a) This Credit Agreement shall become effective at such time on or after the Effective Date when it shall have been executed by each of the Credit Parties and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) that, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender and their respective successors and assigns.

     (b) The term of this Credit Agreement shall be until neither the Loan nor any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

     10.14 Judgment Currency.

     If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the "Agreement Currency"), be discharged only to the

                                                                  EXECUTION COPY

extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

                                   SECTION 11
                                    GUARANTY

     11.1 The Guaranty.

     In order to induce the Lenders to enter into this Credit Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Loan hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: Each of the Guarantors hereby unconditionally and irrevocably, jointly and severally guarantees as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Administrative Agent and the Lenders and the performance of all of the obligations of the Credit Parties under this Credit Agreement and each of the other Credit Documents, in each case strictly in accordance with the terms thereof (the "Guaranteed Obligations"). If any or all of the indebtedness of the Borrower to the Administrative Agent and the Lenders becomes due and payable hereunder as a result of an Event of Default, each Guarantor unconditionally promises to pay, without duplication, such Guaranteed Obligations to, or upon the order of, the Administrative Agent and the Lenders, on demand, together with any and all reasonable expenses that may be incurred by the Administrative Agent or the Lenders in collecting any of the Guaranteed Obligations. The words "Guaranteed Obligations" are used in this Section 11 in their most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower arising out of this Credit Agreement or the other Credit Documents, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid

                                                                  EXECUTION COPY

or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     11.2 Bankruptcy.

     Additionally, each of the Guarantors unconditionally and irrevocably guarantees, jointly and severally the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 8.1(f), and unconditionally promises to pay such Guaranteed Obligations, without duplication, to, or upon the order of, the Administrative Agent for the account of the Lenders, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     11.3 Nature of Liability.

     The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or
(b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness that the Administrative Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     11.4 Independent Obligation.

     The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions; provided, however, all amounts are without duplication and nothing contained herein

                                                                  EXECUTION COPY

shall entitle the Lenders to recover, in the aggregate, more than the amount of the Guaranteed Obligations.

     11.5 Authorization.

     Each of the Guarantors authorizes the Administrative Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Credit Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine, and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

     11.6 Reliance.

     It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     11.7 Waiver.

     (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's or any Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Administrative Agent or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or

                                                                  EXECUTION COPY

extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

     (b) Each of the Guarantors waives all presentments, demands for performance, protests, and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope, and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

     (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation that it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the indebtedness of the Borrower owing to the Lenders (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party that it may at any time otherwise have as a result of this Guaranty until such time as the Loan hereunder shall have been paid and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy that the Administrative Agent and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the indebtedness of the Borrower until such time as the Loan hereunder shall have been paid and the Commitments have been terminated.

     11.8 Limitation on Enforcement.

     The Lenders agree that this Guaranty may not be enforced against any director, officer, employee or individual stockholder of the Guarantors or the Borrower.

     11.9 Confirmation of Payment.

     The Administrative Agent and the Lenders will, upon request after payment of the Guaranteed Obligations and termination of the commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such Guaranteed Obligations have been paid and the commitments relating thereto terminated, subject to the provisions of Section 11.2.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:           UNIVERSAL CORPORATION,
                    a Virginia corporation


                    By: /s/ Karen M. L. Whelan
                        ----------------------------------------------
                    Name:  Karen M. L. Whelan
                    Title: Vice President and Treasurer

GUARANTORS:         [NONE]

                           [Signature Pages Continue]

ADMINISTRATIVE
AGENT AND LENDERS:  WACHOVIA BANK, NATIONAL ASSOCIATION,
                    individually in its capacity as a
                    Lender and in its capacity as Administrative Agent


                    By: /s/ Jorge A. Gonzalez
                        ----------------------------------------------
                    Name:  Jorge A. Gonzalez
                    Title: Managing Director

                           [Signature Pages Continue]

                    AGFIRST FARM CREDIT BANK


                    By: /s/ Isaac E. Bennett
                        ----------------------------------------------
                    Name:  Isaac E. Bennett
                    Title: Vice President

                           [Signature Pages Continue]

                    SUNTRUST BANK


                    By: /s/ W. W. Cottrell
                        ----------------------------------------------
                    Name:  W. W. Cottrell
                    Title: Managing Director

                           [Signature Pages Continue]

                    ABN AMRO BANK N.V.


                    By: /s/ Angela Noique           /s/ Charles H. Fowler
                        -------------------------   ----------------------
                    Name:  Angela Noique            Charles H. Fowler
                    Title: Group Vice President     Vice President

                           [Signature Pages Continue]

                    ING BANK N.V., LONDON BRANCH


                    By: /s/ A. G. Houlding          /s/ P. Mitchell
                        -------------------------   ----------------------
                    Name:  A. G. Houlding           P. Mitchell
                    Title: Director                 Vice President

                           [Signature Pages Continue]

                    DEUTSCHE BANK AG


                    By: /s/ Jos. van Helden
                        ----------------------------------------------
                    Name:  Jos. van Helden
                    Title: Vice President

                            [Signature Pages Continue]


                    By: /s/ Irena van het Groenewoud
                        ----------------------------------------------
                    Name:  Irena van het Groenewoud
                    Title: Assistant Vice President

                           [Signature Pages Continue]

                    AGSTAR FINANCIAL SERVICES, PCA


                    By: /s/ Donald G. Lindeman
                        ----------------------------------------------
                    Name:  Donald G. Lindeman
                    Title: Vice President Capital Markets

                           [Signature Pages Continue]

                    BANCA INTESA NEW YORK BRANCH


                    By: /s/ Frank Maffei
                        ----------------------------------------------
                    Name:  Frank Maffei
                    Title: Vice President


                    By: /s/ Mark Mooney
                        ----------------------------------------------
                    Name:  Mark Mooney
                    Title: Vice President

                    CHEVY CHASE BANK, F.S.B.


                    By: /s/ Dory Halati
                        ----------------------------------------------
                    Name:  Dory Halati
                    Title: Vice President

                           [Signature Pages Continue]

                    FARM CREDIT BANK OF WICHITA, as disclosed agent


                    By: /s/ Patrick Zeka
                        ----------------------------------------------
                    Name:  Patrick Zeka
                    Title: Vice President

                           [Signature Pages Continue]

                    FARM CREDIT SERVICES OF MISSOURI, PCA


                    By: /s/ Michael D. Scherer
                        ----------------------------------------------
                    Name:  Michael D. Scherer
                    Title: Vice President, Agribusiness

                           [Signature Pages Continue]

                    FCS OF MID AMERICA, PCA


                    By: /s/ Steve Joyner
                        ----------------------------------------------
                    Name:  Steve Joyner
                    Title: Agribusiness Account Executive

                           [Signature Pages Continue]

                    GREENSTONE FARM CREDIT SERVICES, FLCA


                    By: /s/ Alfred S. Compton, Jr.
                        ----------------------------------------------
                    Name:  Alfred S. Compton, Jr.
                    Title: Vice President / Senior Lending Officer

                           [Signature Pages Continue]

                    MALAYAN BANK BERHAD


                    By: /s/ Wan Fadzmi Othman
                        ----------------------------------------------
                    Name:  Wan Fadzmi Othman
                    Title: General Manager

                           [Signature Pages Continue]

                    NATEXIS BANQUES POPULAIRES


                    By: /s/ Guillaume de Parscau   /s/ Stephen A. Jendras
                        -------------------------  ----------------------
                    Name:  Guillaume de Parscau    Stephen A. Jendras
                    Title: First Vice President &  Vice President
                           Manager Commodities
                           Finance Group

                           [Signature Pages Continue]

                    NORTHWEST FARM CREDIT SERVICES, PCA


                    By: /s/ Carol J. Magness
                        ----------------------------------------------
                    Name:  Carol J. Magness
                    Title: Vice President

                           [Signature Pages Continue]

                    STANDARD CHARTERED BANK


                    By: /s/ Andrew Y. Ng           /s/ Lynn Zennario
                        -------------------------  ----------------------
                    Name:  Andrew Y. Ng            Lynn Zennario
                    Title: Vice President          Vice President

                           [Signature Pages Continue]

                    THE BANK OF NOVA SCOTIA


                    By: /s/ Todd S. Meller
                        ----------------------------------------------
                    Name:  Todd S. Meller
                    Title: Managing Director

                           [Signature Pages Continue]

                    USB AG, CAYMAN ISLANDS BRANCH


                    By: /s/ Wilfred V. Saint
                        ----------------------------------------------
                    Name:  Wilfred V. Saint
                    Title: Associate Director
                           Banking Products Services, US


                    By: /s/ Thomas R. Salzano
                        ----------------------------------------------
                    Name:  Thomas R. Salzano
                    Title: Director
                           Banking Products Services, US

                           [Signature Pages Continue]